Exhibit 10.13
FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of April 24, 2009 (this “Amendment”), is among KELLY SERVICES, INC., a Delaware corporation(the “Company”), the Foreign Subsidiary Borrowers set forth on the signature pages hereof (together with the Company, the “Borrowers”), the lenders set forth on the signature pages hereof (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A. a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A. The Borrowers, the Agent and the Lenders are parties to a Loan Agreement, dated as of November 30, 2005 (as now and hereafter amended, the “Loan Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.
B. The Borrowers desire to amend the Loan Agreement and the Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
AMENDMENTS
Upon fulfillment of the conditions set forth in Article 3 hereof, the Loan Agreement shall be amended as follows:
1.1 The definition of “EBITDA” in Section 1.1 shall be amended by adding the following language at the end thereof:
“plus (e) for any calculation including the fiscal quarter ending September 30, 2008, an amount equal to $23,460,000 relating to charges taken for past litigation, plus (f) for any calculation including the fiscal quarter ending December 31, 2008, an amount equal to $1,500,000 relating to restructuring charges, plus (g) an amount not to exceed $5,000,000 in aggregate amount relating to future cash restructuring charges taken by the Company on or after January 1, 2009, which add-back shall be taken by the Company in the quarter in which any such charges were taken and shall continue for any calculation thereafter which includes such quarter.”
1.2 The following definitions in Section 1.1 are restated to read as follows:
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes, plus (ii) the Applicable Margin.

1.3 The following definitions shall be added to Section 1.1 in appropriate alphabetical order:
“Adjusted LIBO Rate” means, with respect to any calculation of the Alternate Base Rate, the quotient of (i) the Eurocurrency Reference Rate for deposits in Dollars divided by (ii) one minus the Reserve Requirement (expressed as a decimal).
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“First Amendment Effective Date” means April 24, 2009.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Borrower or any Subsidiary.
1.4 Section 6.12(k) shall be restated as follows:
(k) (x) Liens encumbering Property of the Company or any Subsidiary securing Indebtedness of the Company or any Subsidiary and (y) unsecured Indebtedness of Subsidiaries, in each case, in addition to the Liens and Indebtedness described in clauses (a) through (j) above, in an aggregate amount not exceeding 10% of the consolidated Net Worth of the Company and its Subsidiaries.
1.5 Section 6.15 shall be restated as follows:
6.15 Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio as of the last day of each fiscal quarter to be less than (i) as of the fiscal quarter ending March 31, 2009, 5.0 to 1.0; (ii) as of the fiscal quarter ending December 31, 2009, 3.5 to 1.0; (iii) as of the fiscal quarters ending March 31, 2010 and June 30, 2010, 4.0 to 1.0; and (iv) thereafter, 5.0 to 1.0. The Interest Coverage Ratio shall not be tested for the fiscal quarters ending June 30, 2009 and September 30, 2009.
1.6 New Sections 6.17 and 6.18 shall be added at the end of Article VI to read as follows:
6.17. Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, and (ii) Subsidiaries may declare and pay dividends or other distributions to the Company or to another Subsidiary, provided, that, if the Agent determines that the Company is in compliance with the Interest Coverage Ratio pursuant to Section 6.15 as of the fiscal quarter ending December 31, 2009, the restrictions set forth in this Section 6.17 shall no longer be applicable and the Company may thereafter make Restricted Payments.
6.18. Minimum EBITDA. The Company shall have EBITDA of not less than (i) $5,000,000 at June 30, 2009 for the 12-month period then ending; and (ii) $2,000,000 at September 30, 2009 for the fiscal quarter ended then ending.

1.7 The Pricing Schedule attached as Exhibit A to the Loan Agreement shall be replaced with the Pricing Schedule attached to this Amendment as Exhibit A. The changes in the Applicable Margin reflected on the attached Pricing Schedule shall be effective as of April 24, 2009.
ARTICLE 2.
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment:
2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Certificate of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.
2.2 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.
2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.
2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.
ARTICLE 3.
CONDITIONS OF EFFECTIVENESS
This Amendment shall become effective upon the first date (the “Effective Date”) on which each of the following conditions to effectiveness have been satisfied:
3.1 This Amendment shall be signed by the Borrowers, the Agent and the Required Lenders and delivered to the Agent.
3.2 The Borrowers shall have delivered or caused to be delivered to the Agent such other documents and instruments as the Agent may request in connection therewith.
ARTICLE 4.
MISCELLANEOUS.
4.1 On the date hereof, the Borrowers agrees to pay an upfront fee to each Lender in an amount equal to 25.0 basis points on the amount of each Lender’s Commitment, which fees shall be distributed to such Lenders on or within two Business Days after the date hereof.
4.2 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.
4.3 References in the Loan Agreement or in any note, certificate, instrument or other document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.
4.4 The Borrowers agree to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

4.5 The Borrowers acknowledge and agree that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Agreement and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.
4.6 Except as expressly amended hereby, the Borrowers agree that the Loan Agreement and all other documents and agreements executed by the Borrowers in connection with the Loan Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
4.7 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or electronic mail message shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of April 24, 2009.

KELLY SERVICES, INC.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

KELLY SERVICES SINGAPORE PTE LTD.
By:	/s/ Joel Starr
	Print Name:	Joel Starr
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender
By:	/s/ Thomas A. Gamm
	Print Name:	Thomas A. Gamm
	Title:	Senior Vice President

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ David M. Morris
	Print Name:	David M. Morris

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Louis K. McLinden
	Print Name:	Louis K. McLinden
	Title:	Managing Director

COMERICA BANK
By:	/s/ Jessica M. Migliore
	Print Name:	Jessica M. Migliore
	Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jeffrey S. Johnson
	Print Name:	Jeffrey S. Johnson
	Title:	Vice President

BNP PARIBAS
By:	/s/ Michael Shryock
	Print Name:	Michael Shryock
	Title:	Managing Director

By:	/s/ Andrew Strait
	Print Name:	Andrew Strait
	Title:	Managing Director

THE BANK OF TOKYO — MITSUBISHI UFJ, LTD.,
By:	/s/ Victor Pierzchalski
	Print Name:	Victor Pierzchalski
	Title:	Authorized Signatory

RBS CITIZENS, N.A., formerly known as CHARTER ONE BANK, N.A.
By:	/s/ Oliver J. Glenn
	Print Name:	Oliver J. Glenn
	Title:	Senior Vice President

ROYAL BANK OF CANADA
By:	/s/ Dustin Craven
	Print Name:	Dustin Craven
	Title:	Attorney-In-Fact

UNICREDIT spa New York Branch, fka Unicredito Italiano
By:	/s/ Ken Hamilton
	Print Name:	Ken Hamilton, Attorney-In-Fact
	Title:	Director, Bayerische Hypo- Und Vereinsbank Ag, New York Branch, Unicredit Group

By:	/s/ Ivana Albanese-Rizzo
	Print Name:	Ivana Albanese-Rizzo, Attorney-In-Fact
	Title:	Managing Director, Bayerische Hypo- Und Vereinsbank Ag, New York Branch, Unicredit Group

WELLS FARGO BANK, N.A.
By:	/s/ Thiplada Siddiqui
	Print Name:	Thiplada Siddiqui
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Michael K. Makaitis
	Print Name:	Michael K. Makaitis
	Title:	Vice President

EXHIBIT A
PRICING SCHEDULE

	Level I	Level II	Level III	Level IV
Applicable Margin	Status	Status	Status	Status
Eurocurrency Rate	230.0 bps	250.0 bps	270.0 bps	285.0 bps
Floating Rate	130.0 bps	150.0 bps	170.0 bps	185.0 bps
LC Fee	230.0 bps	250.0 bps	270.0 bps	285.0 bps
Facility Fee	20.0 bps	25.0 bps	30.0 bps	40.0 bps
For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Sections 6.1(a) or (b).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Total Indebtedness to Total Capitalization Ratio is less than 0.20 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.30 to 1.00.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Total Indebtedness to Total Capitalization Ratio is less than 0.40 to 1.00.
“Level IV Status” exists at any date if the Company has not qualified for Level I Status, Level II Status or Level III Status.
“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.
The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five days after such Financials are so delivered.